UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 23, 2011

N-VIRO INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 - Termination of a Material Definitive Agreement

On August 23, 2011, N-Viro International Corporation (the “Company”) and VC Energy I, LLC (“VC Energy”) signed a Termination Agreement dated July 28, 2011 and terminated the License and Development Agreement dated June 29, 2010, the Promissory Note dated September 15, 2010 and the Escrow Agreement dated September 15, 2010 (collectively, “the Agreements”).  Included in these agreements was VC Energy’s option to purchase the unpaid balance of 120,000 shares of the Company’s common stock for $300,000.

All other agreements between the Company and VC Energy remain in force, except to the extent the provisions contained in them are inconsistent with the terms and conditions of the Termination Agreement.

Prior events associated with the Agreements have been filed via Form 8-K on July 7, 2010, September 27, 2010 and January 5, 2011.

Concurrent with the termination of the Agreement and Amendment, the Company will not be obligated to pay Burnham Hill Partners LLC, New York, NY, the balance of a placement fee which consisted of shares of the Company’s unregistered common stock and warrants to acquire the Company’s unregistered common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:               September 12, 2011                                           By:             /s/  James K. McHugh
           James K. McHugh
           Chief Financial Officer